                                                                     Exhibit 9.1



                        FORM OF STOCKHOLDERS' AGREEMENT


     STOCKHOLDERS' AGREEMENT (the "Agreement"), dated as of October ___, 1998, by and among theglobe.com, inc., a Delaware corporation, Michael S. Egan, Dancing Bear Investments, Inc., a Delaware corporation ("DBI" and, together with Michael S. Egan, "Dancing Bear"), Todd V. Krizelman, Stephan
J. Paternot, Edward A. Cespedes and Rosalie V. Arthur.

     WHEREAS, Dancing Bear owns warrants (the "Warrants") to purchase 4,046,018 shares of Series E Preferred Stock of the Company, par value $.001 per share (the "Series E Preferred Stock"), which shares are then convertible, in the aggregate, into 4,046,018 shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock").

     WHEREAS, upon the consummation of a Qualified Public Offering (as defined herein), the Warrants will become exercisable directly for 4,046,018 shares of Common Stock in the aggregate; and

     WHEREAS, contemporaneously with this Agreement, Dancing Bear has transferred Warrants exercisable for 200,000, 200,000, 50,000 and 50,000 shares of Series E Preferred Stock to Todd V. Krizelman, Stephan J. Paternot, Edward A. Cespedes and Rosalie V. Arthur (collectively referred to herein as the "Holders"), respectively; and

     WHEREAS, the parties hereto wish to provide certain restrictions on the disposition by the Holders of any Warrants held by them and any shares of Series E Preferred Stock or Common Stock for which such Warrants may be exercised (the "Warrant Shares"); and

     WHEREAS, the parties wish to provide for certain arrangements with respect to the voting of the Warrant Shares in the event the Warrants held by the Holders are exercised; and

     WHEREAS, Messrs. Krizelman and Paternot and Dancing Bear wish to provide for certain arrangements with respect to the voting of any shares of Stock (defined herein) held by them.

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Definitions.
                -----------

     For purposes of this Agreement, the following terms shall have the meanings indicated:

     "Acceptance Notice" shall have the meaning given to it in Section 7 hereof.

     "Agreement" shall have the meaning given to it in the preamble hereto.

     "Beneficially Own" shall have the meaning ascribed thereto in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

     "Board" shall mean the Board of Directors of the Company and any authorized committee thereof.

     "Buyer" shall have the meaning given to it in Section 9 hereof.

     "Cause" shall mean (i) conduct by an individual that is fraudulent or unlawful, (ii) gross negligence of or willful misconduct by an individual which discredits or damages the Company, (iii) willful and repeated failure by an individual to perform his or her duties and such failure to perform adversely affects the Company, (iv) an individual has become the subject of any order, judgment, or decree of any court or regulatory authority of competent jurisdiction which is final and non-appealable, permanently or temporarily enjoining him or her from engaging in any activity in connection with the purchase or sale of any security or commodity, or in connection with any violation of federal or state securities laws or federal commodities laws; or (v) an individual is found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities laws, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

     "Closing Date" shall have the meaning given to it in Section 7 hereof.

     "Common Stock" shall have the meaning given to it in the preamble hereto.

     "Company" shall mean theglobe.com, inc., a Delaware corporation, and any successor entity.

     "Controlled Entity" shall mean an entity in which a Holder or Dancing Bear Beneficially Owns a controlling interest, or an entity which Beneficially Owns a controlling interest in Dancing Bear.

     "Dancing Bear" shall have the meaning given to it in the preamble hereto.

     "Dancing Bear Nominee" shall have the meaning given to it in Section 5 hereof.

     "DBI" shall have the meaning given to it in the preamble hereto.

     "Founder Nominees" shall have the meaning given to it in Section 5 hereof.

     "Fully Diluted Capital Stock" shall mean all issued and outstanding shares of Common Stock and any Warrant Shares (assuming the Warrants have been exercised).

     "Holders" shall have the meaning given to it in the preamble hereto and shall include any other party deemed a "Holder" pursuant to Section 3 hereof.

     "Offered Securities" shall have the meaning given to it in Section 7 hereof.

     "Offering Notice" shall have the meaning given to it in Section 7 hereof.

     "Options" shall mean options exercisable for Common Stock.

     "Permitted Transfer" shall mean a Transfer of Stock, Warrants, Warrant Shares or Options (i) by a Holder or Dancing Bear to a Controlled Entity, or (ii) by a Holder or Mr. Egan, while living, to such Holder's or Mr. Egan's respective spouse or children or to a trust or trusts for the benefit of such Holder's or Mr. Egan's respective spouse, children or their issue, siblings, or parents or, at death, by will, trust or the laws of intestacy. As a condition to any such Transfer, the transferee shall execute an instrument in form and substance satisfactory to the Company agreeing to be bound by the terms of this Agreement as if an original signatory hereto, and shall execute such further documents, proxies or stock transfer powers as may be necessary or desirable to implement the provisions hereof.

     "Permitted Transferee" shall mean a Person who receives Stock, Warrants, Warrant Shares or Options in a Permitted Transfer.

     "Person" means an individual, a corporation, a joint venture, a partnership, a limited liability company, a firm, an association, a business trust or any other entity.

     "Preferred Stock" shall mean, collectively, the Series A, Series B, Series C, Series D and Series E Preferred Stock of the Company, par value $.001 per share.

     "Prospective Buyer" shall have the meaning given to it in Section 7 hereof.

     "Qualified Public Offering" shall mean the first underwritten public offering of shares of Common Stock which is registered under the Securities Act on Form S-1 (or any successor form thereto) at an aggregate offering price of not less than $15 million.

     "SEC" shall mean the Securities and Exchange Commission.

     "Selling Holder" shall have the meaning given to it in Section 7 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Series E Preferred Stock" shall have the meaning set forth in the preamble hereto.

     "Stock" shall mean the Common Stock, the Preferred Stock and any other series or class of capital stock of the Company, the holders of which are entitled to participate generally in the election of members of the Board.

     "Tag-Along Notice" shall have the meaning given to it in Section 9 hereof.

     "Take-Along Notice" shall have the meaning given to it in Section 8 hereof.

     "Take Along Right" shall have the meaning given to it in Section 8 hereof.

     "Transfer" means to sell, assign, donate, gift, convey, transfer, pledge, encumber, hypothecate, grant any option with respect to or otherwise dispose of any interest in (or enter into any agreement or understanding with respect to the foregoing).

     "Warrants" shall have the meaning given to it in the preamble hereto.

     "Warrant Shares" shall have the meaning given to it in the Recitals hereto.

     Section 2. Warrants and Warrant Shares Subject to Agreement. Each of the Holders hereby agrees that, except as may otherwise be provided herein, this Agreement shall apply to any Warrants Transferred to such Holder on the date of this Agreement or any future Warrant Shares issued to any such Holder and shall continue to apply to any Warrants or Warrant Shares Transferred by such Holder to any Permitted Transferee, whether by sale, option, gift, bequest or otherwise. Unless otherwise provided herein, all such transferees shall expressly become parties to this Agreement, shall be subject to the same rights and restrictions as the Holders and, unless the context indicates otherwise, all references to "Holder" or "Holders" herein shall include such transferees.

     Section 3. Stock Subject to Agreement. Each of the Holders and Dancing Bear hereby agrees that, except as may otherwise be provided herein, this Agreement shall apply to any Stock currently held by them on the date hereof, any Stock subsequently acquired by them whether by purchase, option, gift, bequest or otherwise, or any Stock Transferred by them to a Permitted Transferee. Unless otherwise provided herein, all such transferees shall expressly become parties to this Agreement, shall be subject to the same rights and restrictions as Dancing Bear or the Holders, as applicable, and, unless the context indicates otherwise, all references to "Holder" or "Holders" herein shall include such transferees.

     Section 4. Transfers of Warrants and Warrant Shares. No Holder shall Transfer all or any part of his or her Warrants or Warrant Shares without the prior written consent of Dancing Bear, except (i) to a Permitted Transferee of such Holder, or (ii) as expressly permitted by Section 7 hereof.

     Section 5. Board Representation.
                --------------------

     (a) Board of Directors. The Board shall be composed of the number of directors determined in accordance with the Fourth Amended and Restated Certificate of Incorporation of the Company, but shall be not less than nine members without the prior written consent of the parties hereto. Nominees for election to the Board shall be designated as follows: (i) Dancing Bear (or its Permitted Transferees) shall have the right to designate a majority of the nominees of the Board (each such designee being hereinafter referred to as a "Dancing Bear Nominee"); (ii) Messrs. Krizelman and Paternot (or the Permitted Transferees) shall collectively have the right to designate two individuals for nomination to the Board (such designees being hereinafter referred to as the "Founder Nominees"). Each of Dancing Bear and Messrs. Krizelman and Paternot (and their respective Permitted Transferees) shall vote, or cause to be voted, all shares of Stock Beneficially Owned by them at any regular or special meeting of stockholders called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such a meeting of stockholders in favor of the election of each Dancing Bear Nominee and each Founder Nominee. Dancing Bear and Messrs. Krizelman and Paternot (or their respective Permitted Transferees) shall not vote to remove any member of the Board elected in accordance with the foregoing procedure except (i) for Cause or (ii) each of Dancing Bear and Messrs. Krizelman and Paternot (or their respective Permitted Transferees) shall vote, or cause to be voted, all shares of Stock Beneficially Owned by it or him in favor of the removal of any Dancing Bear Nominee, upon the request of Dancing Bear, or any Founder Nominee, upon the request of Messrs. Krizelman and Paternot.

     (b) Replacement Directors. If following election to the Board, any nominee shall resign, be removed, or be unable to serve for any reason prior to the expiration of their term as a nominee of the Company, Dancing Bear (or its Permitted Transferees) in the case of a Dancing Bear Nominee, or Messrs. Krizelman and Paternot (or its Permitted Transferees) in the case of a Founder Nominee (following the same procedure for designating such nominees set forth in Section 5(a)), shall be entitled to designate a replacement nominee. Following such designation, each of Dancing Bear and Messrs. Krizelman and Paternot (and their respective Permitted Transferees) shall vote, or cause to be voted, all shares of Stock Beneficially Owned by them in favor of the election to the Board of such replacement nominee at any special meeting of stockholders called for such purpose, or in any written consent executed in lieu of such a meeting.

     (c) Further Action. In order to effectuate the provisions of this
Section 5, each of Dancing Bear and Messrs. Krizelman and Paternot (and their respective Permitted Transferees) agrees that, in addition to voting, or causing to be voted, all shares of Stock Beneficially Owned by it or him in favor of the election to the Board of each Dancing Bear Nominee, each Founder Nominee, and any replacement nominee designated in accordance with
Section 5(b) hereof, such parties will take, or use their best efforts to cause to be taken, all such further action as may be necessary to ensure the election of such nominees to the Board; provided, however, that no party shall be required to solicit the vote of any other stockholder of the Company.

     Section 6. Voting of Warrant Shares. Each Holder hereby grants to Dancing Bear an irrevocable proxy to vote all Warrant Shares for which any Warrants held by them have been exercised, with full power of substitution, in Dancing Bear's full discretion. Each Holder acknowledges that this proxy is coupled with an interest and agrees not to give any other proxy or proxies in derogation of this proxy as long as this Agreement is in force. Such proxy shall remain in effect with respect to each Warrant or Warrant Share held by a Holder until such time as a Holder has Transferred such Warrant or Warrant Share pursuant to Section 7 hereof to a third party (other than a Permitted Transferee).

      Section 7.  Right of First Refusal for Warrants and Warrant Shares.
                  ------------------------------------------------------

     (a) If at any time any Holder or any Permitted Transferee of a Holder desires to Transfer Warrants or Warrant Shares (a "Selling Holder") in a bona fide arms-length transaction to any third party other than a Permitted Transferee (a "Prospective Buyer"), which Transfer is not pursuant to a registration statement under the Securities Act, the Selling Holder shall give written notice thereof (an "Offering Notice") to Dancing Bear. The Offering Notice shall state (i) the number of Warrants or Warrant Shares proposed to be sold (the "Offered Securities"), (ii) the name and address of the Prospective Buyer, (iii) the price per Offered Security (which shall be payable in cash) at which the Selling Holder has a reasonable and bona fide intention to Transfer the Offered Securities to the Prospective Buyer, and (iv) the method of payment and other terms and conditions of the proposed Transfer.

     (b) Dancing Bear (or its Permitted Transferees) shall have the irrevocable option, but not an obligation, to purchase from the Selling Holder all, but not less than all, of the Offered Securities. To exercise such option, Dancing Bear shall, within 20 business days of its receipt of the Offering Notice, deliver to the Selling Holder a notice of its intention to exercise such option (an "Acceptance Notice"). By so delivering an Acceptance Notice, Dancing Bear shall be committed to exercise the option and purchase the Offered Securities at the per security purchase price specified in the Offering Notice. The exercise of such option and the purchase and sale of the Offered Securities resulting from the exercise of such option shall take place at the principal offices of Dancing Bear on the fifth day following the date of delivery of the Dancing Bear Acceptance Notice, or at such other place, on such other date, or both, as the Selling Holder and Dancing Bear shall agree upon in writing (the "Closing Date"). On the Closing Date, the Selling Holder shall deliver
(i) the certificate(s) representing the number of Offered Securities to Dancing Bear (or its Permitted Transferees) in proper form for transfer with appropriate stock powers executed in blank attached and with all documentary or transfer tax stamps affixed, and (ii) a certificate representing that Dancing Bear (or its Permitted Transferees) will receive good title to the securities represented by such certificate(s), free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements (other than this Agreement), and voting trusts, against payment of the purchase price therefor by a wire transfer of funds to a bank account designated by the Selling Holder or by certified or official bank check or checks.

     (c) If Dancing Bear (or its Permitted Transferees) do not elect to purchase the Offered Securities, the Selling Holder shall be free, during the 30-day period commencing on the date the option granted pursuant to this Section 7 expires unexercised, to Transfer of all but not less than all of the Offered Securities to the Prospective Buyer at a per security price which shall not be less than the price specified in the Offering Notice. After such 30-day period, the Selling Holder shall not sell any Warrants and Warrant Shares without again complying with the provisions of this Section 7.

      Section 8.  Take-Along Right for Stock.
                  --------------------------

     (a) If at any time Dancing Bear (or its Permitted Transferees) propose to sell or exchange (in a business combination or otherwise) in a bona fide arms-length transaction to any third party (including such purchaser's affiliates, a "Buyer"), other than in a Permitted Transfer, pursuant to a registration statement under the Securities Act, or in a sale pursuant to Rule 144 under the Securities Act, shares of Stock, Warrants or Warrant Shares which equal or exceed 25% of the Fully Diluted Capital Stock of the Company, then, subject to the last sentence of this paragraph, Dancing Bear (or such Permitted Transferees) shall have the right (a "Take-Along Right") to require each Holder and their respective Permitted Transferees to sell or exchange up to the same percentage of the Fully Diluted Capital Stock then Beneficially Owned by such Holder (or such Permitted Transferee) as is being sold or exchanged by Dancing Bear (and its Permitted Transferees) and as is set forth in the Take-Along Notice (defined below) to such 25% Buyer, on the same terms and subject to the same conditions (including but not limited to obligations with respect to indemnification) as the sale or exchange by Dancing Bear (and its Permitted Transferees). To exercise a Take-Along Right, Dancing Bear shall give written notice thereof (a "Take-Along Notice") to each Holder and their Permitted Transferees. The Take-Along Notice shall state (i) the name and address of the 25% Buyer,
(ii) the price per security and the form of consideration which the 25% Buyer proposes to pay for the purchased securities, (iii) the percentage of Fully Diluted Capital Stock owned by Dancing Bear which is being sold or exchanged, and (iv) the method of payment and other terms and conditions of the proposed transfer. The Take-Along Right specified in this Section 8(a) may only be exercised with respect to a Holder if the consideration to be received includes cash in an amount sufficient to satisfy any income tax liability attributable to the sale of such securities.

     (b) The exercise of any Take-Along Right and the purchase and sale of Stock, Warrants and Warrant Shares resulting from the exercise of such Right shall take place at the principal offices of Dancing Bear on the fifth business day following the date of delivery of any Take-Along Notice, or at such other place, on such other date, or both, as the 25% Buyer and Dancing Bear shall agree upon in writing.

      Section 9.  Tag-Along Rights for Stock.
                  --------------------------

     (a) If at any time Dancing Bear (or its Permitted Transferees) proposes to sell or exchange (in a business combination or otherwise) in one or a series of related or contemporaneous, bona fide arms-length transaction to any Buyer, other than in a Permitted Transfer, pursuant to a registration statement under the Securities Act or in a sale pursuant to Rule 144 under the Securities Act, shares of Stock, Warrants or Warrant Shares which equal or exceed 25% of the Fully Diluted Capital Stock of the Company, Dancing Bear shall so notify (a "Tag-Along Notice") each Holder and their respective Permitted Transferees. The Tag-Along Notice shall state (i) the name and address of the Buyer, (ii) the price per share and the form of consideration which the Buyer proposes to pay for the purchased Stock, Warrants or Warrants Shares, (iii) the percentage of Fully Diluted Capital Stock owned by Dancing Bear and its Permitted Transferees which is being sold or exchanged, and (iv) the method of payment and other terms and conditions of the proposed Transfer. Each Holder and their respective Permitted Transferees shall have the option, exercisable by written notice to Dancing Bear, within 10 business days after Dancing Bear delivers a Tag-Along Notice stating its intention to effect such sale, to require Dancing Bear and its Permitted Transferees to provide as part of any such proposed sale that each such Holder and their Permitted Transferees be given the right to sell or exchange up to the same percentage of Fully Diluted Capital Stock stated in the Tag-Along Notice which is then Beneficially Owned by them (pro rata in proportion to the respective number of shares of Stock, Warrants or Warrant Shares owned by Dancing Bear and its Permitted Transferees, each Holder and their Permitted Transferees), in such transaction or series of transactions on the same terms and conditions (including but not limited to obligations with respect to indemnification) as Dancing Bear and its Permitted Transferees, and, if such option is exercised, Dancing Bear and its Permitted Transferees shall not proceed with such sale unless the parties who have exercised such option are given the right so to participate. Notwithstanding anything to the contrary set forth above, any Warrants or Warrant Shares proposed to be sold or exchanged by any Holder or their Permitted Transferees pursuant to this

Section 9(a) shall be subject to Dancing Bear's right of first refusal as set forth in Section 7 hereof.

     (b) If at any time Messrs. Krizelman or Paternot (or their Permitted Transferees) propose to sell or exchange (in a business combination or otherwise) in one or a series of related or contemporaneous, bona fide arms-length transactions to any Buyer, other than in a Permitted Transfer, pursuant to a registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act, shares of Stock, Warrants or Warrant Shares which equal or exceed 7% of the Fully Diluted Capital Stock of the Company, Messrs. Krizelman or Paternot (or their Permitted Transferees) shall deliver a Tag-Along Notice to Dancing Bear, each other Holder and their respective Permitted Transferees. The Tag-Along Notice shall state
(i) the name and address of the Buyer, (ii) the price per share and the form of consideration which the Buyer proposes to pay for the purchased Stock, Warrants or Warrants Shares, (iii) the collective percentage of the Fully Diluted Capital Stock owned by both Messrs. Krizelman and Paternot (and their Permitted Transferees) which is being sold or exchanged, and
(iv) the method of payment and other terms and conditions of the proposed transfer. Dancing Bear, each other Holder and their respective Permitted Transferees shall have the option, exercisable by written notice to Messrs. Krizelman and Paternot (or their Permitted Transferees), within 10 business days after Messrs. Krizelman and Paternot (or their Permitted Transferees) deliver a Tag-Along Notice stating their intention to effect such sale or exchange, to require Messrs. Krizelman and Paternot (or their Permitted Transferees) to provide as part of their proposed sale that Dancing Bear, each other Holder and their respective Permitted Transferees be given the right to sell or exchange up to the same percentage of Fully Diluted Capital Stock then beneficially owned by each of them (pro rata in proportion to the respective number of shares of Stock, Warrants and Warrant Shares owned by Messrs. Krizelman and Paternot and their Permitted Transferees, collectively, and each other Holder, Dancing Bear and their respective Permitted Transferees), in such transaction or series of transactions on the same terms and conditions (including but not limited to obligations with respect to indemnification) as Messrs. Krizelman and Paternot and their Permitted Transferees, and, if such option is exercised, Messrs. Krizelman and Paternot and their Permitted Investors shall not proceed with such sale unless the parties who have exercised such option are given the right so to participate. Notwithstanding anything to the contrary set forth above, no Warrants or Warrant Shares may be sold or exchanged by any Holder or their Permitted Transferees pursuant to this
Section 9(b) unless such sale or exchange is in accordance with Dancing Bear's right of first refusal set forth in Section 7 hereof.

     (c) The exercise of any Tag-Along Right and the purchase and sale of Stock, Warrants and Warrant Shares resulting from the exercise of such right shall take place at the principal offices of the Company on the fifth business day following the date of delivery of any Tag-Along Notice, or at such other place, on such other date, or both, as the Buyer and Messrs. Krizelman and Paternot or Dancing Bear, as applicable, shall agree upon in writing.

     Section 10. Legend. The following legend shall be noted conspicuously on all certificates representing shares of Stock, Warrants, Warrant Shares or Options heretofore or hereafter issued which are subject to the terms of this Agreement:

          "The securities represented by this certificate are subject to restrictions on transfer and voting, as provided in a Stockholders' Agreement dated as of October ___, 1998, among theglobe.com, inc. (the "Company") and certain of its securityholders, a copy of which is on file with the Secretary of the Company. No sale, assignment, transfer, pledge, encumbrance or other disposition shall be effective unless and until the terms and conditions of that Stockholders' Agreement shall have been complied with in full.

     Section 11. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities, and neither the Company nor any other party hereto shall take any action which is inconsistent in any material respect with the rights granted to or obligations undertaken by the parties to this Agreement.

     Section 12. Termination. This Agreement, and the obligations of the parties hereto, shall terminate:

     (a) with respect to a Holder's Warrants and Warrant Shares at such time as all of such Warrants and Warrant Shares have been transferred to a third party (other than a Permitted Transferee) in accordance with the terms of this Agreement;

     (b) with respect to a party's Stock or Options upon such time as all of such party's Stock or Options have been transferred to a third party (other than a Permitted Transferee) in accordance with the terms of this Agreement; or

     (c) in its entirety, with the exception of the provisions contained in Sections 6 and 7 hereof, in the event that Dancing Bear and its Permitted Transferees hold less than 10% of the Fully Diluted Capital Stock of the Company.

     Section 13. Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any non-breaching party shall be entitled, in addition to any other right or remedy available to him, to an injunction restraining such breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and each party hereto hereby consents to such injunction and to the ordering of such specific performance.

     Section 14. Modification. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party hereto at the time of any such modification; provided, however, that any Permitted Transferee may become a party to this Agreement upon the execution of an instrument in form and substance satisfactory to the Company agreeing to be bound by the terms of this Agreement as if an original signatory hereto, with no further action required by any other party hereto.

     Section 15. Notices. Any notice under or relating to this Agreement shall be given in writing and shall be deemed sufficiently given when delivered by hand or by conformed facsimile transmission, on the second business day after a writing is consigned (freight prepaid) to a commercial overnight courier, and on the fifth business day after a writing is deposited in the mail, postage and other charges prepaid, addressed as follows:

            The Company:

                  theglobe.com,inc.
                  31 West 21 Street
                  New York, NY  10010
                  Attention: Todd V. Krizelman
                             Stephan Paternot
                  Telecopier No.:  (212) 367-8604

            Dancing Bear:

                  Dancing Bear Investments, Inc.
                  333 East Las Olas Boulevard
                  Fort Lauderdale, FL  33301
                  Attention:  Rosalie V. Arthur
                  Telecopier No.:  (954) 769-5930

            Todd V. Krizelman:

                  c/o theglobe.com, inc.
                  31 West 21st Street
                  New York, NY  10010
                  Telecopier No.:  (212) 367-8604

            Stephan J. Paternot:

                  c/o theglobe.com, inc.
                  31 West 21st Street
                  New York, NY  10010
                  Telecopier No.:  (212) 367-8604

            Edward A. Cespedes:

                  c/o Dancing Bear Investments, Inc.
                  333 East Las Olas Boulevard
                  Fort Lauderdale, FL  33301
                  Telephone No.:  (954) 769-5930

            Rosalie V. Arthur:

                  c/o Dancing Bear Investments, Inc.
                  333 East Las Olas Boulevard
                  Fort Lauderdale, FL  33301
                  Telephone No.:  (954) 769-5930
or to such other address or telecopy number as either party may, from time to time, designate in a written notice given in a like manner.

     Any notice or other communication to be given hereunder to a Permitted Transferee may be given by any party hereto to Todd V. Krizelman (in the case of a Permitted Transferee of Todd V. Krizelman), to Stephan J. Paternot (in the case of a Permitted Transferee of Stephan J. Paternot) to Edward A. Cespedes (in the case of a Permitted Transferee of Edward A. Cespedes) to Rosalie V. Arthur (in the case of a Permitted Transferee of Rosalie V. Arthur) and to Dancing Bear (in the case of a Permitted Transferee of Dancing Bear), in accordance with the provisions of this
Section 15. It shall be the responsibility of any of the Holders, as the case may be, to deliver any such notice or communication to their respective Permitted Transferees, and any party hereto shall have (i) no responsibility to deliver such notice or communications to any such Permitted Transferees and (ii) no liability of any kind whatsoever under this Agreement or otherwise for failure of any of the Holders of Dancing Bear, as the case may be, to deliver such notice or communication to any of their respective Permitted Transferees.

     Section 16. Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver of any provision of this Agreement must be in writing.

     Section 17. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, and personal representatives.

     Section 18. Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Section 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 20. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the rules of such state respecting conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have duly executed or have caused their duly authorized officers to execute this Agreement as of the date first written above.

                                          theglobe.com, inc.


                                          By:
                                             ----------------------------
                                               Name:
                                               Title:

                                          DANCING BEAR INVESTMENTS, INC.



                                          By:
                                             ----------------------------
                                               Name:
                                               Title:



                                             ----------------------------
                                             Michael S. Egan



                                             ----------------------------
                                             Todd V. Krizelman



                                             ----------------------------
                                             Stephan J. Paternot



                                             ----------------------------
                                             Edward A. Cespedes



                                             ----------------------------
                                             Rosalie V. Arthur